Exhibit 23.2


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 20, 1995 relating to the consolidated financial statements of Megatest Corporation and its subsidiaries as of and for the year ended August 31, 1994, which report appears on page 32 of Teradyne, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.



/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP


San Jose, California
June 26, 1996
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